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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Brown-Forman Corporation on Form S-3 (File No. 33-52551) and Form S-8 (File No. 333-08311), of our report dated May 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Brown-Forman Corporation as of April 30, 1997, 1996, and 1995, and for the years ended April 30, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
Louisville, Kentucky
July 21, 1997